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                                                                    EXHIBIT 99.1
PROXY

                            WORDPERFECT CORPORATION
                           1555 NORTH TECHNOLOGY WAY
                                OREM UTAH 84057

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints R. Duff Thompson, his or her true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of WordPerfect Corporation to be held at its corporate headquarters at 1555 North Technology
Way, Orem, Utah 84057 on           , 1994, at 9:00 a.m. Local Time and at any
adjournments thereof, to vote as designated.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF MARCH 21, 1994.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

     1. Approve and adopt the Agreement and Plan of Reorganization dated as of March 21, 1994 by and among Novell, Inc., Novell Acquisition Corp., WordPerfect Corporation, Alan C. Ashton, Bruce W. Bastian and Melanie
         L. Bastian.

                Vote FOR / /        Vote AGAINST / /        ABSTAIN / /

         Dated:                                                           , 1994

                                                             Signature of
                                     Shareholder(s)

                                                             Signature of
                                     Shareholder(s)

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.